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                                                                    EXHIBIT 3.47

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                      FOR A
                           STATUTORY CLOSE CORPORATION

1.    The name of the proposed corporation is CCWP INC.

2. This corporation is a statutory close corporation, pursuant to Chapter 18, Title 33 of the 1976 South Carolina Code, as amended.

3. The initial registered office of the corporation is 2431 Hwy 501, Conway, Horry County, South Carolina 29526 and the initial registered agent at such address is Sherry C. Smith.

4.    The corporation is authorized to issue shares of stock as follows:
      Complete a or b, whichever is applicable:

      a.    [x]   The corporation is authorized to issue a single class of
                  shares, and the total number of shares authorized is 300,000.00.

      b.    [ ]   The corporation is authorized to issue more than one class of shares:

            Class of Shares       Authorized No. of Each Class

            ---------------       ----------------------------

            ---------------       ----------------------------

            ---------------       ----------------------------

                  If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

                                       N/A

5. The existence of the corporation shall begin as of the filing date with the Secretary of State unless otherwise indicated (See
      Section 33-1-230(b)): Upon filing

6. Unless specified otherwise below, the transfer of shares of stock of the corporation shall be subject to the restrictions set out in Sections 33-18-110 through 33-18-130 of the 1976 South Carolina Code, as amended. Specify any variations in the statutory format in Sections 33-18-110 through 33-18-130: No variations in statutory filing.

7. Unless otherwise specified below the corporation shall have a board of directors (See Section 33-18-210 of the 1976).

      [x]   This corporation elects not to have a board of directors.

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8.    Check, if applicable:

      [x] This corporation elects to have the provisions of Sections 33-18-140 thru 33-18-170 of the 1976 Code, which give the estate of a deceased shareholder the right to compel the corporation to purchase the deceased shareholder's shares, apply. Specify any variations in the statutory format in Sections 33-18-140 through 33-18-170:

9. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (see Section 33-2-102 and the applicable comments thereto; and Sections 33-18-330, 35-2-105, and 35-2-221 the 1976 South Carolina Code):

                                      None

10. The name and address and signature of each incorporator is as follows (only one is required):

      Name                     Address                                   Signature
      ----                     -------                                   ---------
Joseph F. Singleton,     ESQ., P. O. Drawer, 1244 Conway, SC       /s/ Joseph F. Singleton

11. I, Joseph F. Singleton, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date: October 17, 1994

                                  /s/ Joseph F. Singleton
                                  ------------------------
                                           (Signature)

                                  Joseph F. Singleton
                                  P O Drawer 1244
                                  Conway, SC  29526